Exhibit 99.1

NEWS RELEASE

HECLA MINING COMPANY ANNOUNCES SALE OF CASA BERARDI FOR UP TO $593 MILLION

Transaction Aligns with Company’s Strategic Transformation; Expected to Further Strengthen Balance Sheet

COEUR D'ALENE, IDAHO – January 26, 2026 - Hecla Mining Company (NYSE:HL) ("Hecla", or the "Company") announced today that it has agreed to sell its subsidiary that owns the Casa Berardi operation in Quebec, Canada to Orezone Gold Corporation ("Orezone") for up to $593 million in total consideration. The transaction advances Hecla's strategic transformation to focus on its premier silver assets and is expected to strengthen the Company's financial position.

The transaction is expected to close in the first quarter of 2026, subject to certain conditions being satisfied. Under the terms of the agreement, Hecla expects to receive gross proceeds of up to $593 million, which includes:

●	Cash consideration of $160 million due upon closing
●	Equity consideration of approximately 65.7 million Orezone common shares, to be issued upon closing, currently valued at approximately $112 million
●	Deferred cash consideration of $80 million, payable in one payment of $30 million at 18 months and one payment of $50 million at 30 months
●	Contingent consideration of up to $241 million, comprised of:
o	Production-based royalty payments of up to $211 million ($80/oz for the first 500,000 oz, then $180/oz thereafter from open pit operations)
o	Permit receipt payment of $20 million upon grant of permits
o	Gold price-linked payment of up to $10 million at gold prices exceeding $4,200/oz

"The sale of Hecla Quebec represents an important milestone in Hecla's transformation as we concentrate capital allocation and operational focus on our world-class silver portfolio," said Rob Krcmarov, President and Chief Executive Officer of Hecla Mining Company. "Upon closing, this transaction is immediately ROIC accretive and delivers attractive value to our shareholders while enabling us to strengthen our balance sheet while continuing to invest in growth initiatives at our core silver assets, particularly the ramp-up of Keno Hill and our Tier 1 Greens Creek operation."

Strategic Rationale

This transaction represents a disciplined portfolio optimization and focuses capital allocation on the Company’s differentiated silver assets, which represent significant growth and value creation opportunities. Upon closing, Hecla will further solidify its position as the premier silver multi-asset mining company with the best revenue exposure to silver amongst its immediate peers and focused on operating in the best jurisdictions. The cash proceeds will be deployed toward debt reduction and balance sheet strengthening, enhancing Hecla’s financial flexibility and capacity to invest in strategic growth investments, positioning Hecla to maximize value from its world-class silver portfolio. We are confident in Orezone's operational expertise and believe they are well-positioned to create additional value from Casa Berardi.

Advisers and Counsel

GenCap Mining Advisory Ltd. acted as financial advisor to Hecla, and Cassels LLP acted as legal counsel in connection with the transaction.

ABOUT HECLA

Founded in 1891, Hecla Mining Company (NYSE: HL) is the largest silver producer in the United States and Canada. In addition to operating mines in Alaska, Idaho, and Quebec, Canada, the Company is developing a mine in the Yukon, Canada, and owns a number of exploration and pre-development projects in world-class silver and gold mining districts throughout North America.

For further information, please contact:

Mike Parkin

Vice President – Strategy and Investor Relations

Cheryl Turner

Investor Relations Coordinator

Investor Relations

Email: hmc-info@hecla.com

Website: www.hecla.com

Cautionary Statements Regarding Estimates and Forward-Looking Statements

This news release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbor created by such sections and other applicable laws, including Canadian securities laws. Words such as "may", "will", "should", "expects", "intends", "projects", "believes", "estimates", "targets", "anticipates" and similar expressions are used to identify these forward-looking statements.

Such forward-looking statements may include, without limitation: (i) that the transaction with Orezone will close, including on the terms described herein; (ii) that Hecla will receive the deferred and contingent consideration described herein; (iii) that the transaction would be accretive; (iv) that the Company will invest the proceeds in growth initiatives, particularly the ramp-up of Keno Hill and Greens Creek; (v) the proceeds will further strengthen the Company’s balance sheet and allow it to execute on its capital allocation framework of investing in ROIC enhancing projects, debt reduction and providing strategic flexibility as it executes it transformation strategy; (vi) that the Company’s assets represent significant growth and value creation opportunities; (vii) any cash proceeds are expected to be deployed toward balance sheet strengthening through debt reduction, enhancing Hecla’s financial flexibility and capacity to invest in strategic growth investments, positioning Hecla to maximize value from its world- class silver portfolio; and (viii) that Orezone is well-positioned to create additional value from Casa Berardi.

The material factors or assumptions used to develop such forward-looking statements or forward-looking information include assumptions that: (i) all conditions to closing the transaction will be satisfied on the expected timeline; (ii) the parties will perform their respective obligations under the purchase agreement; (iii) the deferred and contingent consideration mechanisms will operate as intended and applicable production, permitting, and metal-price triggers will be met;

(iv) operational, permitting, development, and ramp-up activities at Keno Hill and Greens Creek proceed as planned; (v) political and regulatory developments in the jurisdictions in which Hecla and Orezone operate remain consistent with current expectations, including with respect to permitting processes; (vi) metal prices, including gold and silver, remain at levels that support expected proceeds and operational plans; (vii) key supplies, labor, contractors, and equipment remain available at costs consistent with current expectations; (viii) current mineral reserve and mineral resource estimates remain accurate; (ix) there are no material adverse changes in operating, geotechnical, hydrological, metallurgical, or weather conditions; (x) counterparties, including Orezone, perform their obligations; and (xi) there are no significant changes to cash balances or bonding, reclamation, or collateral requirements that would limit deployment of transaction proceeds

Material risks that could cause actual results to differ materially from those expressed or implied in forward-looking statements include, but are not limited to: (i) risks that conditions to closing the transaction are not satisfied or that closing is delayed; (ii) the risk that deferred or contingent payments are reduced, delayed, or not received; (iii) metal-price volatility affecting contingent payments, projected accretion, or expected returns on growth investments; (iv) operational risks, including those related to ramp-up activities, permitting, development, equipment, labor, and production variability; (v) political, regulatory, permitting, and community-relations risks in the jurisdictions where the Company and Orezone operate; (vi) risks related to workforce availability, supply chains, inflationary pressures, and cost escalation; and (vii) litigation, environmental, and other unforeseen business risks. For additional information regarding risks and uncertainties that may affect expected future results, please refer to the Company’s 2024 Form 10-K filed on February 13, 2025, and its Quarterly Reports on Form 10-Q filed on May 1, 2025, August 6, 2025, and November 5, 2025. The Company undertakes no obligation, and has no intention, to update forward-looking statements other than as may be required by law.